UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                                 ---------------

       Date of Report (date of earliest event reported): February 10, 2003
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                        TESSA COMPLETE HEALTH CARE, INC.
             (Exact name of registrant as specified in its charter)


            Georgia                     0-21099                58-0975098
----------------------------    ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
of incorporation)                                           Identification No.)



                        PMB 202, 11575 SW Pacific Highway
                                Tigard, OR 97223
                    (Address of principal executive offices)


                                 (503) 750-5633
              (Registrant's telephone number, including area code)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

      A change in control of the registrant has occurred in that Stephen Wilson and William Leonard have acquired 50.99% of the Company's outstanding common stock. There were 54,801,099 shares of common stock outstanding as of February 11, 2003.

      Mr. Wilson, who is a director and the Company's President, CEO, CFO, Treasurer and Secretary, owns 26,034,037 shares of common stock (adjusted for reverse stock splits), comprising 47.506% of the Company's outstanding shares of common stock, as of February 11, 2003. All of the shares are owned directly by Mr. Wilson, and were acquired through open market or private purchases with personal funds. The shares were acquired as follows:
634,066 shares for $18,500 on March 19, 2002; 7,000,000 shares for $1,400 on January 31, 2003; 10,400,000 shares for $3,120 on February 10, 2003, and
15,400,000 shares for $3,080 on February 11, 2003.

        Mr. Leonard, who is a director of the Company, owns 1,911,111 shares of common stock (adjusted for reverse stock splits), comprising 3.487% of the Company's outstanding shares, as of February 11, 2003. Mr. Leonard indirectly acquired 100,000,000 shares of the Company's common stock on January 4, 2002, in a private placement with Health & Fitness of Oregon,
Inc., of which Mr. Leonard is the sole shareholder. The shares were acquired in exchange for $200,000 of working capital of Health & Fitness of Oregon, Inc. On February 10, 2003, Mr. Leonard acquired directly 1,800,000 shares of common stock for $540 through open market purchases with personal funds.

        The Company's articles of incorporation provide that a majority of shareholders may take action by written consent without a shareholder meeting, pursuant to an amendment approved by the shareholders at a special shareholders meeting on March 16, 2000. Mr. Wilson and Mr. Leonard, as majority shareholders, anticipate that they will consent without a shareholder meeting to an amendment to the articles of incorporation increasing the number of authorized shares of common stock of the Company from 500,000,000 to 500,000,000,000. It is anticipated that the foregoing action will take place within the next 60 days.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

      Not Applicable.


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

      Not Applicable.


ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Not Applicable.


ITEM 5.   OTHER EVENTS

      The Company's Board of Directors duly elected that effective as of the opening of business on February 7, 2003, and with respect to all shareholders of record as the close of business on February 6, 2003, the Company's issued and outstanding shares were reverse split on a 1 for 30 basis. In connection therewith, each 30 shares of the Company's $0.02 par value common stock outstanding immediately prior to the reverse split became one share of the Company's $0.02 par value common stock immediately after the reverse split.

      Adjustments to the corporate financial statements to reflect the reverse split are expected to be minimal. The immediate effect in the market of the reverse split is expected to be an increase in the trading price per share and a decrease in the total number of post-amendment shares outstanding in the same proportion as the multiplier chosen by the Board for the reverse split, not in excess of thirty (30). The exercise price of outstanding warrants and options to purchase Common Stock would be automatically adjusted accordingly, as well as the conversion price for outstanding preferred stock and debentures convertible into Common Stock, if any.

ITEM 6.   RESIGNATION OF  REGISTRANT'S DIRECTORS

      Not applicable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

      Not Applicable.


ITEM 8.   CHANGE IN FISCAL YEAR

      Not Applicable.

ITEM 9.       REGULATION FD DISCOSURE

      Not Applicable.



SIGNATURES

      Pursuant to requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                TESSA COMPLETE HEALTH CARE, INC.

Date: February 12, 2003                         By:/s/ STEPHEN WILSON
                                                ------------------------------
                                                Stephen Wilson, President & CEO